EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

                                                                   July 30, 1999

Summit Cash Reserves Fund of
Financial Institutions Series Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File Nos. 2-78646 and 811-3189) of our opinion, dated November 11, 1982, filed on November 12, 1982, as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                           Very truly yours,

                                                           /s/ Brown & Wood LLP